EXHIBIT 3.2
EXECUTION
VERSION
SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
MACQUARIE INFRASTRUCTURE COMPANY LLC
Dated as of September 1, 2005

i

          This SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the “Amended Agreement”) shall be effective as of the 1 day of September, 2005 and is entered into by Macquarie Infrastructure Company Trust (the “Original Member”) as a Member pursuant to the provisions of the Act (as defined below) as in effect on the date hereof. The Original Member hereby agrees to the amendment and restatement of the Operating Agreement dated as of April 13, 2004 (the “Original Operating Agreement”), as previously amended and restated by the Amended and Restated Operating Agreement dated as of December 21, 2004, as provided herein.
ARTICLE 1
THE COMPANY
          Section 1.1 Formation. Pursuant to the terms of the Original Operating Agreement, the Original Member formed the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Operating Agreement. The fact that the Certificate is on file in the office of the Secretary of State of the State of Delaware shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of the Original Operating Agreement and the formation of the Company, the Original Member was admitted as a Member of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Amended Agreement. Macquarie Infrastructure Management (USA) Inc. is an “authorized person” within the meaning of the Act for purposes of filing the Certificate with the office of the Secretary of State of the State of Delaware.
          Section 1.2 Name.
          (a) The name of the Company shall continue to be Macquarie Infrastructure Company LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company upon ten (10) Business Days’ written notice to the Members, which name change shall be effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware.
          (b) Upon the Manager’s resignation and the termination of the Management Services Agreement or within thirty (30) days of the delisting of the shares of Trust Stock as provided in the Management Services Agreement unless otherwise approved in writing by the Manager, the Board of Directors of the Company shall, within thirty (30) days of such resignation and termination or such date, cause the Company and any of its Subsidiaries to cease using the Macquarie brand entirely, including, without limitation, changing their respective names, and cause the Trust to change its name to remove any reference to “Macquarie”; provided that, to the extent the Board of Directors deems it necessary or advisable, the Trust, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.
          (c) Upon the termination of the Management Services Agreement and the removal of the Manager by the Board of Directors in accordance with the terms of the Management Services Agreement, the Board of Directors of the Company shall cause the

Company and its Managed Subsidiaries to cease using the Macquarie brand entirely, including, without limitation, changing their respective names, and cause the Trust to change its name to remove any reference to “Macquarie”; provided that, to the extent the Board of Directors deems it necessary or advisable, the Trust, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.
          Section 1.3 Purpose; Powers; Company Not to Be an Investment Company; Prior Authorization of Actions Valid.
          (a) The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, including, without limitation, any business purpose or activity permitted for a corporation under the General Corporation Law of the State of Delaware, (ii) to make such additional investments and engage in such additional activities as the Board of Directors may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that the Company is not permitted to engage in any activities that would cause it to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended and as may be amended from time to time, or any successor provision thereto.
          (b) The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article 6 hereof.
          (c) Notwithstanding anything in this Amended Agreement to the contrary, any actions and things (including the entering into and performance of any agreements or other documents) properly authorized, in the name and on behalf of the Company, by the Board of Directors as constituted at the time of any such authorization, whether prior to the date of this Amended Agreement (under the Original Operating Agreement) or under and in accordance with this Amended Agreement, were, are and shall continue to be valid and duly authorized, and the Company shall continue to have the power and authority to take and do all such actions and things (including to enter into and perform all such agreements or other documents), whether or not such actions or things have already been taken or done (or such agreements or other documents entered into and/or performed), and regardless of whether the composition of the Board of Directors has changed, the fact that the Original Operating Agreement has been amended by this Amended Agreement, whether the initial public offering of the shares of Trust Stock by the Trust has closed or otherwise prior to the actual taking or doing of any such actions or things (including the entering into or performance of any such documents) by the Company.
          Section 1.4 Principal Place of Business; Registered Office; Registered Agent. The principal executive offices of the Company are at 125 West 55th Street, New York, New York 10019. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware upon written notice to the Members. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The Company may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.
          Section 1.5 Term. The term of the Company commenced on the date the Certificate was first filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding-up and liquidation of the Company and its business are completed following a Dissolution Event, as provided in Article 14 hereof.
          Section 1.6 Filings; Agent for Service of Process.
          (a) The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing the Company to prepare, execute and file such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:
     (i) a change in the Company name; or
     (ii) a correction of false or erroneous statements in the Certificate to accurately represent the agreement among the Members.
          (b) The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act.
          (c) Upon the dissolution and completion of the winding-up and liquidation of the Company in accordance with Article 14, the Board of Directors shall cause the Company to promptly execute and file a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdiction in which the Board of Directors deems such filing necessary or advisable.
          Section 1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
          Section 1.8 Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
          Section 1.9 Definitions. Capitalized words and phrases used in this Amended Agreement have the following meanings:
          “Acquirer” has the meaning set forth in Section 2.4(a) hereof.

          “Acquisition Exchange” has the meaning set forth in Section 2.4(a) hereof.
          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).
          “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:
     (i) credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence in each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
     (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.
The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
          “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, manager or trustee of such Person or (iii) any Person who is an officer, director, general partner, manager or trustee of any Person described in clause (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person or entity.
          “Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2004, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4 hereof.
          “Amended Agreement” means this Second Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC, including all Exhibits and Schedules attached hereto, as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Amended Agreement as a whole, unless the context otherwise requires.
          “Applicable Listing Rules” means the applicable rules, if any, of the principal U.S. securities exchange or the Nasdaq National Market, as the case may be, on which the Trust Stock or LLC Interests, as applicable, are listed or quoted, as the case may be.

          “Associate” has the meaning set forth in Section 10.1 hereof.
          “Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person, (i) the inability of such Person generally to pay its debts as such debts become due or an admission in writing by such Person of its inability to pay its debts generally, or a general assignment by such Person for the benefit of creditors; (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its Property; or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the Property of such Person which order shall not be dismissed within ninety (90) days. It is the intent of the Members that these definitions supersede those set forth in Section 18-304 of the Act.
          “Beneficial Owner” has the meaning set forth in Section 10.1 hereof.
          “Board” or “Board of Directors” means, with respect to the Company, the Board of Directors referred to in Article 6 hereof.
          “Business Day” means a day of the year on which banks are not required or authorized by law or executive order to close in The City of New York.
          “Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the following provisions:
     (i) to each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions, and (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof;
     (ii) to each Member’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Amended Agreement, and (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof;

     (iii) in the event LLC Interests are Transferred in accordance with the terms of this Amended Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred LLC Interests; and
     (iv) in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.
          The foregoing provisions and the other provisions of this Amended Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 14 hereof upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Amended Agreement not to comply with Regulations Section 1.704-1(b).
          “Capital Contributions” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the LLC Interests of the Company held or subscribed for by such Member.
          “Certificate” means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time as the context requires.
          “Certificate of Cancellation” means a certificate filed in accordance with 6 Del. C. § 18-203.
          “Chairman” means the director appointed or nominated and elected, as the case may be, Chairman of the Board of Directors of the Company, in accordance with Section 6.9, with such powers and duties as are set forth in Section 6.10 hereof.
          “Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer, with such powers and duties as are set forth in Section 7.4 hereof.
          “Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer, with such powers and duties as are set forth in Section 7.5 hereof.

          “Closing Price” has the meaning set forth in Section 2.4(b) hereof.
          “Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.
          “Company” means the limited liability company formed pursuant to the Original Operating Agreement and the Certificate and continued pursuant to this Amended Agreement.
          “Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
          “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
          “Dissolution Event” has the meaning set forth in Section 14.1 hereof.
          “Effective Date” means April 13, 2004, being the date of the effectiveness of the Original Operating Agreement.
          “Entire Board of Directors” has the meaning set forth in Section 6.17 hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” has the meaning set forth in Section 10.1 hereof.
          “Fiscal Quarter” means (i) the period commencing on the Effective Date and ending on June 30, 2004, (ii) any subsequent three (3)-month period commencing on each of July 1, October 1, January 1 and April 1 and ending on the last date before the next such date, or (iii) the period commencing on the immediately preceding January 1, April 1, July 1 or October 1, as the case may be, and ending on the date on which all Property is distributed to the Members pursuant to Article 14 hereof.
          “Fiscal Year” means (i) the period commencing on the Effective Date and ending on December 31, 2004, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Members pursuant to Article 14 hereof.

          “Future Investment” has the meaning set forth in Section 10.1 hereof.
          “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
          “General Corporation Law of the State of Delaware” means Del. C. §§ 101 et seq. and, for the avoidance of any doubt, includes all applicable jurisprudence thereunder.
          “General Counsel” means the General Counsel of the Company, if any, including any interim General Counsel, with such powers and duties as are set forth in Section 7.6 hereof.
          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:
     (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors;
     (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided that an adjustment described in clauses (A) and (B) of this subparagraph (ii) shall be made only if the Board of Directors reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;
     (iii) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Board of Directors; and
     (iv) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          “Independent Director” means a director who (i) is not an officer or employee of the Company, or an officer, director or employee of any Subsidiary of the Company, (ii) was not appointed as a director pursuant to the terms of the Management Services Agreement, (iii) for so long as the Management Services Agreement is in effect, is not affiliated with the Manager or Macquarie Bank Limited, and (iv) who complies with the independence requirements under the Exchange Act, the Rules and Regulations and the Applicable Listing Rules.
          “Initial Board” has the meaning set forth in Section 6.1 hereof.
          “Initial Director” has the meaning set forth in Section 6.1 hereof.
          “Interested Shareholder” has the meaning set forth in Section 10.1 hereof.
          “Involuntary Bankruptcy” has the meaning set forth in the definition of “Bankruptcy.”
          “Issuance Items” has the meaning set forth in Section 4.3(h) hereof.
          “Liquidation Period” has the meaning set forth in Section 14.7 hereof.
          “Liquidator” has the meaning set forth in Section 14.9(a) hereof.
          “LLC Interest” means a limited liability company interest in the Company within the meaning of the Act and includes any and all benefits to which a holder of LLC Interests may be entitled as provided in this Amended Agreement, together with all obligations of such holder to comply with the terms and provisions of this Amended Agreement. The holder of each LLC Interest shall have one vote per LLC Interest in accordance with the terms of this Amended Agreement.
          “LLC Interest Certificates” has the meaning set forth in Section 3.3 hereof.
          “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
          “Management Services Agreement” means the Management Services Agreement, as may be amended from time to time, to be entered into by and among the Company, certain wholly owned Subsidiaries of the Company and the Manager, which will provide the terms on which the Manager will assume its duties with respect to the management of the Company and its Subsidiaries.
          “Managed Subsidiary” has the meaning set forth in Section 10.1 hereof.
          “Manager” means Macquarie Infrastructure Management (USA) Inc., a party to the Management Services Agreement. For the avoidance of doubt, Macquarie Infrastructure Management (USA), Inc. is not a manager within the meaning of Section 18-402 of the Act.
          “Mandatory Exchange” has the meaning set forth in Section 2.3 hereof.

          “Market Value of the Trust Stock or LLC Interests” has the meaning set forth in Section 10.1 hereof.
          “Member” means the Trust as the Original Member and any successor to the Original Member in accordance with the terms of this Amended Agreement. “Members” means all Persons that at any time are Members of the Company.
          “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
          “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
          “Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
          “Net Cash Flow” means, for any period, the gross cash proceeds of the Company for such period less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Directors. "Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.
          “Net Investment Value” has the meaning set forth in Section 10.1 hereof.
          “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
          “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
          “NYSE” means the New York Stock Exchange.
          “Offer Price” has the meaning set forth in Section 2.4(b) hereof.
          “Original Member” has the meaning set forth in the preamble to this Amended Agreement.
          “Original Operating Agreement” has the meaning set forth in the preamble to this Amended Agreement.
          “Percentage Interest” means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of LLC Interests held by such Member on such date to the aggregate number of LLC Interests held by all Members on such date.

          “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.
          “Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
     (i) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;
     (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;
     (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;
     (iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;
     (v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
     (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof shall not be taken into account in computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

          “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
          “Reconstitution Period” has the meaning set forth in Section 14.1(b) hereof.
          “Register” has the meaning set forth in Section 3.1 hereof.
          “Regular Trustees” means the regular trustees identified in the Trust Agreement, as amended from time to time.
          “Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.
          “Regulatory Allocations” has the meaning set forth in Section 4.4 hereof.
          “Rules and Regulations” means the rules and regulations promulgated under the Exchange Act or the Securities Act.
          “Secretary” means the Secretary of the Company, with such powers and duties as set forth in Section 7.7 of this Amended Agreement.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which any Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
          “Tax Matters Member” has the meaning set forth in Section 11.4(a) hereof.
          “Ten Percent Holder” has the meaning set forth in Section 9.18 hereof.
          “Trading Day” means a day on which the Trust Stock or the LLC Interests, as applicable, (i) have not been suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Trust Stock or the LLC Interests, as applicable.
          “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.
          “Transfer Agent and Registrar” means, with respect to the LLC Interests and the Trust Stock, The Bank of New York, or any successor(s) thereto.

          “Trust” means Macquarie Infrastructure Company Trust (formerly known as Macquarie Infrastructure Assets Trust).
          “Trust Agreement” means the Second Amended and Restated Trust Agreement to be entered into by the Company and Wells Fargo Delaware Trust Company, a Delaware banking corporation, as property trustee, and the Regular Trustees.
          “Trust Stock” means the shares of trust stock, each share of trust stock representing one undivided beneficial interest in the Trust, issued by the Trust and outstanding at the relevant time of determination.
          “Use Agreement” means the District Cooling System Use Agreement dated as of October 1, 1994 between the City of Chicago, Illinois and MDE Thermal Technologies, Inc. (formerly known as Exelon Thermal Technologies, Inc. and formerly before that known as Unicom Thermal Technologies, Inc. and Northwind, Incorporated), as amended on June 1, 1995, July 15, 1995, February 1, 1996, April 1, 1996, October 1, 1996, November 7, 1996, January 15, 1997, May 1, 1997, August 1, 1997, October 1, 1997, March 12, 1998, June 1, 1998, October 8, 1998, April 21, 1999, March 1, 2000, March 15, 2000, June 1, 2000, August 1, 2001, November 1, 2001, June 1, 2002, June 30, 2004 and as further amended from time to time.
          “Voluntary Bankruptcy” has the meaning set forth in the definition of “Bankruptcy.”
          “Wholly Owned Affiliate” of any Person means (i) an Affiliate of such Person one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly by such Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, (ii) an Affiliate of such Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clause (i) or (ii) above.
ARTICLE 2
THE TRUST
          Section 2.1 Trust to Be Sole Member. Simultaneously with the execution of the Original Operating Agreement, the Company issued one hundred (100) fully paid and nonassessable LLC Interests to the Trust as Original Member, which was admitted as a Member of the Company in respect thereof. Following such issuance, the Trust was and on the date hereof continues to be the sole owner of the LLC Interests. For so long as the Trust remains in existence, subject to Sections 2.3 and 2.4(a) it is intended that the Trust shall be the sole owner of one hundred percent (100%) of the LLC Interests and the Company shall not issue, sell or otherwise transfer any of its LLC Interests to any Person other than the Trust. Every holder of LLC Interests, by holding and receiving the LLC Interest Certificates representing the same, agrees with the Company to be bound by the terms of this Amended Agreement.

          Section 2.2 Trust Stock to Represent LLC Interests. Each share of Trust Stock represents one undivided beneficial interest in the Trust and each share of Trust Stock corresponds to one underlying LLC Interest. At all times, the Company will have outstanding the identical number of LLC Interests as the number of shares of Trust Stock that have been issued and are outstanding.
          Section 2.3 Circumstances Under Which Trust Stock Will Be Exchanged for LLC Interests. In the event: (i) the Board of Directors (A) determines that either (1) the Trust or the Company, or both, is, or is reasonably likely to be, treated as a corporation for U.S. federal income tax purposes, (2) the Trust is, or is reasonably likely to be, required to issue Schedules K-1 to holders of Trust Stock, or (3) the existence of the Trust otherwise results, or is reasonably likely to result, in a material tax detriment to the Trust, the holders of Trust Stock, the Company or any of the Members, and (B) obtains an opinion of counsel of national reputation to such effect, or (ii) a Dissolution Event occurs, the Board of Directors (a) shall declare a record date and deliver a mandatory instruction to the Regular Trustee, together with any opinions of counsel or certificates of officers of the Company as the Regular Trustee may reasonably request, directing the Regular Trustee to (i) deliver LLC Interests to each holder of record of shares of Trust Stock on such record date in exchange for such outstanding shares of Trust Stock (the “Mandatory Exchange”), and (ii) dissolve the Trust, and (b) shall deliver to the Transfer Agent notice of such Mandatory Exchange and shall cause the Transfer Agent to mail a copy of such notice to the holders of record of the Trust Stock at least thirty (30) days prior to the Mandatory Exchange. Simultaneously with the completion of such Mandatory Exchange, each holder of shares of Trust Stock immediately prior to the completion of the Mandatory Exchange shall be admitted to the Company as a Member in respect of an equal number of LLC Interests previously held by the Trust and each holder of record shall be issued an LLC Interest Certificate evidencing the same pursuant to Section 3.1, immediately whereafter the Trust shall be deemed to have withdrawn from the Company as a Member in respect of such LLC Interest(s), and the Trust shall tender its LLC Interest Certificates to the Company for cancellation.
          Section 2.4 Right to Acquire Outstanding LLC Interests.
          (a) Right to Acquisition Exchange. If at any time one Person is the beneficial holder of more than ninety percent (90%) of the then outstanding shares of Trust Stock (the “Acquirer”), such Acquirer shall then have the right to direct the Board of Directors to (i) declare a record date and deliver a mandatory instruction to the Regular Trustee directing the Regular Trustee to (A) deliver the LLC Interests to the holders of record of the Trust Stock, including the Acquirer, in exchange for all of the outstanding shares of Trust Stock (the “Acquisition Exchange”), and (B) dissolve the Trust, and (ii) deliver to the Transfer Agent notice of such Acquisition Exchange and cause the Transfer Agent to mail a copy of such notice to the holders of record of the Trust Stock at least thirty (30) days prior to the Acquisition Exchange. Simultaneously with the completion of such Acquisition Exchange, each holder of record of shares of Trust Stock immediately prior to the completion of the Acquisition Exchange shall be admitted to the Company as a Member in respect of an equal number of LLC Interests previously held by the Trust and each holder of record shall be issued an LLC Interest Certificate evidencing the same pursuant to Section 3.1, immediately whereafter the Trust shall be deemed to have withdrawn from the Company as a Member in respect of such LLC Interest(s), and the Trust shall tender its LLC Interest Certificates to the Company for cancellation.

          (b) Right to Acquire LLC Interests of Remaining Holders for Cash. Following the completion of an Acquisition Exchange, the Acquirer shall have the right to purchase, solely for cash, and Members other than the Acquirer shall be required to sell, all, but not less than all, of the outstanding LLC Interests not then held by the Acquirer, at the Offer Price (as defined below). The Acquirer may exercise its right to effect such purchase by delivering written notice to the Company and the Transfer Agent of its election to make the purchase not less than sixty (60) days prior to the date which it selects for such purchase. Promptly after receipt of such notice the Board of Directors shall declare a record date. The Company will use reasonable efforts to cause the Transfer Agent to mail a copy of such notice to the Members at least thirty (30) days prior to such purchase.
          As used in this Section 2.4(b), “Offer Price” means the average Closing Price (as defined below) per share of Trust Stock or LLC Interest, as applicable, on the twenty (20) Trading Days (as defined below) immediately prior to, but not including, the date of the Acquisition Exchange. The “Closing Price” of the Trust Stock or LLC Interests, as applicable, on any date of determination means:
     (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of a share of Trust Stock or an LLC Interest, as applicable (regular way), on the NYSE on such date;
     (ii) if the Trust Stock or the LLC Interests are not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Trust Stock or the LLC Interests, as applicable, are so listed;
     (iii) if the Trust Stock or the LLC Interests, as applicable, are not so listed on a U.S. national or regional securities exchange, the price as reported by the Nasdaq National Market;
     (iv) if the Trust Stock or the LLC Interests, as applicable, are not so reported, the last quoted bid price for the Trust Stock or the LLC Interests, as applicable, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or
     (v) if the Trust Stock or the LLC Interests, as applicable, are not so quoted, the average of the midpoint of the last bid and ask prices for the Trust Stock or the LLC Interests, as applicable, from at least three nationally recognized investment firms that the Company selects for such purpose.
          Section 2.5 Right of Holders of Trust Stock to Enforce Provisions of this Amended Agreement and Bring Derivative Action.
          (a) Any Member, and, so long as the Trust remains the sole Member, each holder of record of Trust Stock, shall have the right to institute any legal proceeding against the Company to enforce the provisions of this Amended Agreement.

          (b) For so long as the Trust remains the sole Member, holders of record holding at least ten percent (10%) or more of the shares of Trust Stock shall have the right to cause the Trust to institute any legal proceeding for any remedy available to the Trust as the sole Member of the Company, including bringing a derivative action under the Act, and such holders of Trust Stock may direct the time, method and place of conducting any such legal proceeding brought by the Trust.
          (c) Nothing in this Amended Agreement, express or implied, shall give to any Person, other than a Member and a holder of the Trust Stock, if any, any benefit or any legal or equitable right, remedy or claim under this Amended Agreement.
ARTICLE 3
ADMISSION OF MEMBERS
          Section 3.1 LLC Interests. The Company shall be authorized to issue one class of limited liability company interests (the “LLC Interests”) in an aggregate amount of up to five hundred million (500,000,000) of such LLC Interests. The aggregate number of LLC Interests that are authorized may be increased, from time to time, by an amendment of this Amended Agreement upon the adoption of a resolution by the affirmative vote of at least a majority of the Entire Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of a majority of the LLC Interests present in person or represented by proxy at the meeting of the Members.
          Section 3.2 Issuance of Additional LLC Interests. The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the Members, of any or all LLC Interests of the Company at any time authorized. While the Trust remains the sole holder of the LLC Interests, the Company will issue additional LLC Interests to the Trust in exchange for an equal number of shares of Trust Stock which the Company may sell or distribute in any manner, subject to applicable law, that the Board of Directors in its sole discretion deems appropriate and advisable.
          Section 3.3 LLC Interest Certificates; Admission of Additional Members. The LLC Interests shall be represented by certificates in the form attached hereto as Exhibit A (the “LLC Interest Certificates”). The LLC Interest Certificates shall be conclusive evidence of ownership of the related LLC Interests. Every holder of record of LLC Interests of the Company shall be entitled to one or more LLC Interest Certificates representing the number of LLC Interests held by such holder of record. The LLC Interest Certificates of the Company shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued. Each LLC Interest Certificate shall bear a serial number, shall exhibit the holder’s name and the number of LLC Interests evidenced thereby and shall be signed by the Chief Executive Officer or the Chief Financial Officer. Any or all of the signatures on the LLC Interest Certificates may be facsimiles. If any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon an LLC Interest Certificate shall have ceased to be such officer, Transfer Agent or Registrar before such LLC Interest Certificate is issued, the LLC Interest Certificate may be issued by the

Company with the same effect as if such Person or entity were such officer, Transfer Agent or Registrar at the date of issue. From the time of the closing of the initial public offering of the Trust Stock by the Trust, the Company shall retain the Transfer Agent to maintain a register of the LLC Interests (the “Register”), the Transfer Agent, in such capacity shall be known as the Registrar, and cause such Registrar to register thereon any transfer of LLC Interest Certificates. Transfer of LLC Interests of the Company shall be made on the Register only upon surrender to the Transfer Agent of the LLC Interest Certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that such succession, assignment or transfer is not prohibited by the LLC Interest Certificates, this Amended Agreement, applicable law or contract. Thereupon, the Company shall issue a new LLC Interest Certificate (if requested) to the Person entitled thereto, cancel the old LLC Interest Certificate, and shall instruct the Registrar to record the transaction upon the Register.
     Section 3.4 Repurchase of LLC Interests by the Company.
     (a) The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and outstanding LLC Interests; provided, however, that the Company shall not purchase or redeem its LLC Interests for cash or other property if any such purchase or redemption would be inconsistent with the requirements of Section 18-607 or Section 18-804 of the Act and provided further that so long as the Trust remains the sole Member, the Company, as sponsor of the Trust, acting through its Board of Directors, shall cause the Trust to conduct a capital reduction on similar terms and shall ensure that an identical number of LLC Interests and shares of Trust Stock are issued and outstanding at any one time.
     (b) At any time after the closing of the initial public offering of the Trust Stock by the Trust, in the event the Board of Directors determines that the Company shall make an offer to repurchase any number of issued and outstanding LLC Interests, the Board of Directors shall deliver to the Transfer Agent notice of such offer to repurchase and shall cause the Transfer Agent to mail a copy of such notice to the Members and holders of Trust Stock, as the case may be, at least thirty (30) days prior to such offer to repurchase. Any LLC Interests tendered and repurchased by the Company, in accordance with this Section 3.4, shall be deemed to be authorized and issued, but not outstanding and, subject to Section 2.1, may subsequently be sold or Transferred for due consideration.
ARTICLE 4
ALLOCATIONS
          Section 4.1 Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 below, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.
          Section 4.2 Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 and subject to Section 4.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

          Section 4.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Amended Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been made as if Section 4.3(c) hereof and this Section 4.3(d) were not in this Amended Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.
     (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company LLC Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of LLC Interests by the Company to a Member (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations made under this Amended Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.
          Section 4.4 Curative Allocations. The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f), 4.3(g) and 4.5 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Amended Agreement and all Company items were allocated pursuant to Sections 4.1, 4.2 and 4.3(h) hereof.
          Section 4.5 Loss Limitation. Losses allocated pursuant to Section 4.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2 hereof, the limitation set forth in this Section 4.5 shall be applied on a Member-by-Member basis, and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
          Section 4.6 Other Allocation Rules.
          (a) For purposes of determining the Profits and Losses or any other items allocable to any period, Profits, Losses, and any other such items shall be determined on a monthly or other basis, as determined by the Company using any method permissible under Code Section 706 and the Regulations thereunder.
          (b) The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.
          (c) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to their Percentage Interests.
          (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.
          Section 4.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Board of Directors in accordance with Section 1.704-3 of the Regulations.
          In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          Any elections or other decisions relating to such allocations shall be made by the Company in any manner that reasonably reflects the purpose and intention of this Amended Agreement. Allocations pursuant to this Section 4.7 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Amended Agreement.
ARTICLE 5
DIVIDENDS AND DISTRIBUTIONS
          Section 5.1 Net Cash Flow. Except as otherwise provided in Section 5.3 and Section 14 hereof, the Board of Directors may, in its sole discretion and at any time, declare and pay dividends and make and pay distributions with respect to the LLC Interests from Net Cash Flow to the Members in proportion to their Percentage Interests.
          Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to the Company or the Members shall be treated as amounts paid, as the case may be, to the Members with respect to which such amounts were withheld pursuant to this Article 5.2 for all purposes under this Amended Agreement. The Company is authorized to withhold from payments or with respect to allocations to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amounts were withheld. For so long as the Trust is a Member, all amounts withheld in accordance with this Section 5.2 will be treated as amounts paid, as the case may be, to holders of the Trust Stock and any such amounts shall be allocated to the holders of the Trust Stock in the same amounts as any such allocations were made per LLC Interest.
          Section 5.3 Limitations on Dividends and Distributions.
          (a) The Company shall make no dividend or other distributions to the Members except as provided in this Article 5 and Section 14 hereof.
          (b) A Member may not receive dividends or other distributions from the Company to the extent such dividend or other distribution is inconsistent with, or in violation of, the Act or any provision of this Amended Agreement.
ARTICLE 6
BOARD OF DIRECTORS
          Section 6.1 Initial Board. Initially, the Board of Directors shall be comprised of the following individuals: John Roberts, Peter Stokes and Shemara Wikramanayake (each, an “Initial Director” and, collectively, the “Initial Board”). Each Initial Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6. The Initial Board shall have all of the powers and authorities accorded to the Board of Directors, and each Initial Director shall have all of the powers and authorities accorded the directors of the Company under the terms of this Amended Agreement.
          Section 6.2 General Powers. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each director of the Company, when acting in such capacity, is a manager within the meaning of Section 18-402 of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Amended Agreement and the Management Services Agreement and provided that no director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the quorum and other requirements provided by this Amended Agreement. In addition to the powers and authorities expressly conferred upon it by this Amended Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law, including the Rules and Regulations, or by this Amended Agreement required to be exercised or done by the Members. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the Members.
          Section 6.3 Duties of Directors. Except as provided in this Amended Agreement and the Management Services Agreement, the fiduciary duties of the directors of the Company are intended to be consistent with the fiduciary duties applicable to directors of a corporation incorporated under the General Corporation Law of the State of Delaware, as if such directors were directors of a corporation incorporated under the General Corporation Law of the State of Delaware. Except as provided in this Amended Agreement and the Management Services Agreement, the fiduciary duties of the directors of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of directors of a corporation under the General Corporation Law of the State of Delaware. It shall be expressly understood that no director of the Company has any fiduciary duties with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement, and that any actions or inactions of the directors of the Company, to cause the Company to act in compliance or in accordance with the Management Services Agreement, are consistent with the fiduciary duties of such directors. For the avoidance of doubt, the directors of the Company shall have no additional fiduciary duties by virtue of their status as managers under the Act.
          Section 6.4 Number, Tenure and Qualifications. As provided by Section 6.1, the Initial Board shall be comprised of three (3) Initial Directors and at all times from and after the closing of the initial public offering of the shares of Trust Stock by the Trust the composition of the Board of Directors shall consist of at least a majority of Independent Directors. Subject to this Section 6.4, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than four (4) nor more than twelve (12) directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of Members until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or Members.
          Section 6.5 Election of Directors. Except as provided in Sections 6.1 and 6.8 and with respect to any director to be appointed by the Manager to serve as Chairman, or Alternate Chairman (defined below), in accordance with Section 6.9, the directors shall be elected at the annual meeting of Members. At any meeting of Members duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the LLC Interests present in person or represented by proxy at the meeting of Members.
          Section 6.6 Removal. With the exception of the director appointed by the Manager to serve as the Chairman of the Company pursuant to the Management Services Agreement, any director may be removed from office, but only for cause, by the affirmative vote of the Members holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding LLC Interests. If any directors are so removed, new directors may be elected by the Members at the same meeting in accordance with Section 6.5 hereof. For so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager may, it its sole discretion, remove the Chairman from office and as a director, with or without cause. If the Chairman is so removed, a new Chairman shall be appointed in accordance with Section 6.9.
          Section 6.7 Resignations. Any director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company or the Manager to comply with applicable laws, rules and regulations.
          Section 6.8 Vacancies and Newly Created Directorships. Subject to Section 6.9, and except as otherwise provided in Section 6.6, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in this Amended Agreement, when one or more directors, other than a director appointed by the Manager pursuant to Section 6.9 hereof, shall resign from the Board, a majority of directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. For so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager shall be entitled to appoint the successor to the Chairman upon resignation or removal by the Manager of the Chairman.
          Section 6.9 Appointment of or Nomination and Election of Chairman; Appointment of Alternate Chairman. For so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Manager shall appoint one director of the Board of Directors to serve as Chairman, and one alternate therefor to serve in such capacity in the absence of the appointed Chairman (the “Alternate Chairman”). The Alternate Chairman shall be entitled to attend all regular and special meetings of the Board of Directors and, in the absence of the Chairman, shall have all the rights, privileges and responsibilities, including the voting rights, of the Chairman and shall have all the rights, privileges and responsibilities of a director of the Board of Directors. In all other cases, the nomination of a director to serve as Chairman of the Board of Directors and the election of such director by the Members at a Members’ meeting shall be conducted in accordance with Sections 9.8 and 9.9.
          Section 6.10 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman is not required to be an employee of the Company. The Chairman of the Board, if present, or the Alternate Chairman, shall preside at all meetings of the Board of Directors. For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement and if the appointed Chairman and any Alternative Chairman is unavailable for any reason, the duties of the Chairman of the Board shall be performed, and the Chairman of the Board’s authority may be exercised, by a director designated for this purpose by the remaining members of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Amended Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.
          Section 6.11 Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Amended Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.
          Section 6.12 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman of the Board or a majority of the Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all special meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.
          Section 6.13 Notice for Special Meetings. Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the director has consented to receive notice) or other electronic transmission (including, but not limited to, an e-mail address at which the director has consented to receive notice), or be communicated to each director personally or by telephone not later than one (1) day before such day of meeting; provided, however, that if the business to be transacted at such special meeting includes a proposed amendment to this Amended Agreement, notice shall be communicated to each director personally or by telephone not later than three (3) days before such day of meeting.

Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Amended Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.12 hereof, either before or after such meeting.
          Section 6.14 Waiver of Notice. Whenever any notice is required to be given to any director of the Company under the terms of this Amended Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission of notice of such meeting.
          Section 6.15 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee or subcommittee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 6.16 Conference Telephone Meetings. Members of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
          Section 6.17 Quorum. At all meetings of the Board of Directors, at least fifty percent (50%) of the then total number of directors in office (such total number of directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.
          Section 6.18 Committees.
          (a) Following the election of the successors to each of the members of the Initial Board, the Company shall have three standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation Committee, as set out below. Each of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the Rules and Regulations and the Applicable Listing Rules.
     (i) Nominating and Governance Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, will designate a Nominating and Governance Committee comprised solely of Independent Directors, which Committee shall oversee the Company’s commitment to good corporate governance and develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the performance of the Board of Directors.
     In addition, the Nominating and Governance Committee shall recommend to the Board of Directors specific policies or guidelines concerning criteria for directors and shall also recommend to the Board of Directors nominees for election to the Board in connection with any meeting of Members at which directors are to be elected or in connection with any meeting of the Board of Directors to fill any vacancy which the Board of Directors is authorized under this Amended Agreement to fill. The Nominating and Governance Committee will solicit recommendations for director nominees from the Chairman and the Chief Executive Officer of the Company. The Nominating and Governance Committee may also recommend to the Board specific policies or guidelines concerning the structure and composition of the Board of Directors or committees of the Board of Directors, the size and composition of the Board of Directors and the selection, tenure and retirement of directors and matters related thereto.
     (ii) Audit Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, will designate an Audit Committee comprised of not fewer than three (3) nor more than seven (7) Independent Directors, all of whom meet the financial literacy requirements of law and of the Applicable Listing Rules. At least one member of the Audit Committee will meet the accounting or related financial management expertise required to be established by the Board of Directors. The Audit Committee shall review and make recommendations to the Board of Directors with respect to: the independence, qualifications and services of the independent public accountants employed by the Company from time to time to audit the books of the Company, the scope of their audits, the adequacy of their audit reports, and recommendations made by them. The Audit Committee shall also make such reviews of internal financial audits and controls as the Audit Committee considers desirable.

     The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements between management, including the Manager, and the auditor regarding financial reporting), or attestation services for the Company, and each such registered public accounting firm shall report directly to the Audit Committee.
     The Audit Committee shall review the Company’s financial disclosure documents, significant developments in accounting principles and significant proposed changes in financial statements and any auditors’ attestation report on management’s assessment of the Company’s internal controls and financial reporting to be included in the Company’s annual report to be filed with the Securities and Exchange Commission in accordance with the Exchange Act and the Rules and Regulations. The Audit Committee shall also review and monitor the Company’s codes of conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The Audit Committee shall review periodically the performance of the Company’s accounting and financial personnel and shall review material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability.
     The Audit Committee will also be designated as and serve as the qualified legal compliance committee for the Company in accordance with the provisions of Section 307 of the Sarbanes-Oxley Act of 2002 and the Rules and Regulations and will be responsible, upon receipt of a report of evidence of a material legal violation, for notifying the Chief Executive Officer or General Counsel of such report, investigating and recommending appropriate measures to the Board of Directors and, if the Company does not appropriately respond, taking further appropriate action, including notification to the Securities and Exchange Commission.
     The Audit Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the submission by employees of the Company and others, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters.
     The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary, to carry out its duties.
     The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors for payment of:
(A)	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(B)	compensation to independent counsel and other advisors engaged pursuant to the above paragraph; and

(C)	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
     (iii) Compensation Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, will designate a Compensation Committee comprised solely of Independent Directors. The Compensation Committee shall be responsible for reviewing the performance of the Manager pursuant to the terms of the Management Services Agreement, the remuneration of the Manager and the compensation of directors elected by the Members.
          (b) In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.
          (c) All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Amended Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.
          (d) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 6.13 hereof.
          Section 6.19 Committee Members.
          (a) Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.
          (b) For so long as the Manager is entitled to appoint the director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, and subject to the applicable qualifications or requirements of the membership of any committee, the Manager may designate one director to serve as the Chairman of such committee if the appointed Chairman, and any Alternate Chairman, is unavailable for any reason. In all other cases, the Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

          Section 6.20 Committee Secretary. The Secretary of the Company shall act as Secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.
          Section 6.21 Compensation. The directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors and may be paid compensation as director or chairman of any committee or subcommittee, as the case may be, as determined by the Initial Board or the Compensation Committee, as the case may be. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. For so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, the Chairman shall not receive any compensation from the Company for his or her service as Chairman of the Board, but shall be entitled to the payment of all out-of-pocket expenses incurred in attending regular or special meetings of the Board of Directors.
          Section 6.22 Indemnification, Advances and Insurance.
          (a) Each Person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he, she or a Person of whom he or she is the legal representative is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of a Subsidiary of the Company, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such proceeding, and held harmless by the Company to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a Person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such Person’s claim to indemnification pursuant to the rights granted by this Amended Agreement. The Company shall pay the expenses (including attorneys’ fees) incurred by such Person in defending any such proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Person is not entitled to be indemnified by the Company as authorized in this Amended Agreement or otherwise.

          With respect to any Person who is a present or former director of the Company, the undertaking required by this Section 6.22(a) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment, provided, however, that such present or former director of the Company does not transfer assets with the intent of avoiding such repayment. With respect to any Person who is a present or former director of the Company, the provisions of Section 6.22(b) relating to a determination that indemnification is proper in the circumstances shall not be a condition to such Person’s right to receive advances pursuant to this Section 6.22(a).
          (b) Any indemnification of a present or former director or officer under this Section 6.22 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 6.3 or the applicable section of Article 7, as the case may be, and acted in good faith and in a manner the Person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that its conduct was unlawful. Such determination shall be made, with respect to a Person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if a majority, even though less than a quorum, of such directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by or granted pursuant to this Amended Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Certificate, other provision of this Amended Agreement, vote of Members or Disinterested Directors (as defined below) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.22, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.
          (c) The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a director, officer, partner, Member, employee or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the General Corporation Law of the State of Delaware or the Act.
          (d) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 6.22) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Amended Agreement with respect to the indemnification and advancement of expenses of directors and officers of the Company. The payment of any amount to any Person pursuant to this clause (d) shall subrogate the Company to any right such Person may have against any other Person or entity.
          (e) The indemnification provided in this Section 6.22 is intended to comply (subject to the limitations expressly provided in this Amended Agreement) with the requirements of the General Corporation Law of the State of Delaware as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except as expressly provided in this Amended Agreement), should be interpreted consistently with the provisions of, and jurisprudence regarding, the General Corporation Law of the State of Delaware.
          (f) Any notice, request or other communications required or permitted to be given to the Company under this Section 6.22 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Company and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.
          (g) To the fullest extent permitted by the law of the State of Delaware, each Member, director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 6.22 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought in the Court of Chancery of the State of Delaware. The Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees).
          (h) For purposes of this Section 6.22, “Disinterested Director” means a director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.
          Section 6.23 Reliance; Limitations in Liability.
          (a) Each director of the Company shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of the assets, liabilities, profits or losses of the Company from which distributions to Members might properly be paid.

          (b) No director shall be liable to the Company or the Members for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that a director shall be liable to the same extent as if he or she were a director of a Delaware corporation pursuant to the General Corporation Law of the State of Delaware (i) for breach of the director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, or (iii) for any transaction for which the director derived an improper benefit.
          (c) A director of the Company shall not be liable to the Company, the Manager, any Member, the Trust or any other Person for: (i) any action taken or not taken as required by this Amended Agreement; (ii) any action taken or not taken as permitted by this Amended Agreement and, with respect to which, such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such director having become a director of the Company.
          (d) Any director shall not be liable to the Company or to any other director or Member of the Company or any such other Person for the director’s good faith reliance on the provisions of this Amended Agreement.
          (e) The debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a director.
ARTICLE 7
OFFICERS
          Section 7.1 General.
          (a) The officers of the Company shall be elected by the Board of Directors, subject to Section 7.1(b) and Article 8. Initially, the officers of the Company shall consist of a Chief Executive Officer, Chief Financial Officer and Secretary. Thereafter, the officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, subject to clause (b) of this Section 7.1, such other officers as in the judgment of the Board of Directors may be necessary or desirable, including a General Counsel. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 7. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by law or this Amended Agreement. The officers of the Company need not be Members or directors of the Company.
          (b) For so long as the Management Services Agreement is in effect, the Manager shall, subject at all times to the supervision of the Board of Directors, provide and be responsible for the day-to-day management of the Company, including the secondment of personnel nominated to serve as the Chief Executive Officer and the Chief Financial Officer. In accordance with the terms of the Management Services Agreement, only the Manager will have the right to nominate officers of the Company, including the Secretary and the General Counsel, if any. The Board of Directors shall elect nominated personnel as officers of the Company in accordance with this Article 7. In the event that the appointment of the Manager is terminated pursuant to the terms of the Management Services Agreement and no replacement manager is retained, the Nominating and Governance Committee shall nominate and the Board of Directors shall elect the officers of the Company.
          Section 7.2 Duties of Officers. Except as provided in this Amended Agreement and the Management Services Agreement, the fiduciary duties of the officers of the Company are intended to be consistent with the fiduciary duties applicable to officers of a corporation incorporated under the General Corporation Law of the State of Delaware, as if such officers were officers of a corporation incorporated under the General Corporation Law of the State of Delaware. Except as provided in this Amended Agreement and the Management Services Agreement, the fiduciary duties of the officers of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers of a corporation under the General Corporation Law of the State of Delaware. It shall be expressly understood that no officer of the Company owes any fiduciary duties to the Members or the Company with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement.
          Section 7.3 Election and Term of Office. Subject to Section 7.1(b) above, the elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or resignation or removal.
          Section 7.4 Chief Executive Officer. The Chief Executive Officer of the Company shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Company’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Amended Agreement, all in accordance with basic policies as may be established by the Board of Directors.
          Section 7.5 Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. In the absence of a General Counsel, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Amended Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

          Section 7.6 General Counsel. The General Counsel, if any, shall have responsibility for the legal affairs of the Company and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Amended Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chairman and Chief Executive Officer.
          Section 7.7 Secretary. The Secretary shall act as secretary of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of this Amended Agreement and applicable law; and shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors.
          Section 7.8 Resignations. Any officer of the Company may resign at any time upon notice of such resignation to the Company.
          Section 7.9 Vacancies. Subject to Section 7.1(b) above, a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.
ARTICLE 8
MANAGEMENT
          Section 8.1 Duties of the Manager. For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms of the Management Services Agreement.
          Section 8.2 Secondment of the Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the Management Services Agreement, the Manager will arrange for the secondment to the Company, on a wholly dedicated basis, individuals acceptable to the Board of Directors to serve as the Chief Executive Officer and Chief Financial Officer.
          Section 8.3 Secondment of Additional Officers. Pursuant to the terms of the Management Services Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional individuals to serve as officers of the Company, upon such terms as the Manager and the Company may mutually agree. Any such individuals will have such titles and fulfill such functions as the Manager and the Company may mutually agree.
          Section 8.4 Election of the Secondees as Officers of the Company. The Board of Directors will elect the seconded Chief Executive Officer and Chief Financial Officer, and any

additional individuals seconded to the Company by the Manager to serve as officers of the Company, as officers of the Company in accordance with Article 7 hereof.
          Section 8.5 Removal of Seconded Officers. For so long as the Management Services Agreement is in effect, the officers of the Company seconded by the Manager may only be removed pursuant to the terms of the Management Services Agreement.
          Section 8.6 Replacement Manager. In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the holders of LLC Interests present in person or represented by proxy at the meeting of Members shall be required to retain such replacement manager.
ARTICLE 9
THE MEMBERS
          Section 9.1 Rights or Powers. The Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Amended Agreement, including, without limitation, those rights and powers set forth in Section 12.1 and, to the extent not inconsistent with this Amended Agreement, in the Act.
          Section 9.2 Annual Meetings of Members. The annual meeting of the Members of the Company shall be held at such date, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors.
          Section 9.3 Special Meetings of Members. Special meetings of the Members of the Company shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Members may be called at any time only by the Secretary, either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board.
          Section 9.4 Place of Meeting. The Board of Directors may designate the place (if any) of meeting for any meeting of the Members. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Company. In lieu of holding any meeting of Members at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Members may be held solely by means of remote communication.
          Section 9.5 Notice of Meeting.
          (a) A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Member of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and (unless this Amended Agreement otherwise provides) any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Members.
          (b) Notice to Members shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Member of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Member’s address as it appears in the records of the Company and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Member has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Member has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Member. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          (c) Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member.
          (d) In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
          Section 9.6 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate or this Amended Agreement, the Members present in person or by proxy holding a majority of the outstanding LLC Interests entitled to vote, shall constitute a quorum at a meeting of Members. The Chairman of the Board or the holders of a majority of the LLC Interests entitled to vote so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Members present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.
          When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Amended Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Members may transact any business that might have been transacted at the original meeting. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Member entitled to vote at the meeting.
          Section 9.7 Proxies. For so long as the Trust is the sole Member, actions by Members required to be taken hereunder will be taken by the Trust pursuant to instructions given to the Trust by the holders of the Trust Stock in accordance with the Trust Agreement or otherwise pursuant to terms set forth in the Trust Agreement. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided that no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period in accordance with the Trust Agreement. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting.
          Section 9.8 Notice of Member Business and Nominations.
          (a) Annual Meetings of Members.
          (i) Except in the case of the Initial Board, nominations of individuals for election to the Board of Directors of the Company, other than the Chairman, for so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, and the proposal of business to be considered by the Members, may be made at an annual meeting of Members (A) pursuant to the Company’s notice of meeting delivered pursuant to Section 9.5 hereof, (B) by or at the direction of the Board of Directors or (C) by any Member of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 9.8(a).
          In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member or for business to be properly brought before an annual meeting by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 9.8(a) and (2) the record date for the determination of Members entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8 (a) to the Secretary.
     (ii) For nominations or other business to be properly brought before an annual meeting by a Member pursuant to clause (C) of paragraph (a)(i) of this Section 9.8, the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of business other than nominations, such other business must otherwise be a proper matter for Member action. To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the case of the first annual meeting of Members of the Company, a Member’s notice shall be timely if it is delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Member’s notice as described in this Section 9.8(a).
     Subject to Section 9.8(a)(i), such Member’s notice shall set forth: (A) as to each individual whom the Member proposes to nominate for election or reelection as a director, all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in Regulation 14A under the Exchange Act, including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the beneficial owner or holder of shares of Trust Stock, if any, on whose behalf the proposal is made; and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Member as they appear on the Company’s books and of such beneficial owner, and (2) the number of LLC Interests of the Company which are owned beneficially and of record by such Member and such beneficial owner.
     (iii) Notwithstanding anything in the second sentence of clause (ii) of this Section 9.8(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Member’s notice required by this Section 9.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
          (b) Special Meeting of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 9.5 of this Amended Agreement. Nominations of individuals for election to the Board of Directors, other than the Chairman, for so long as the Manager is entitled to appoint a director of the Board of Directors to serve as Chairman pursuant to the terms of the Management Services Agreement, may be made at a special meeting of Members at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any Member of the Company who is entitled to vote at the meeting who complies with the notice procedures set forth in this Section 9.8.
          In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination, and (2) the record date for the determination of Members entitled to vote at such special meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8(b) to the Secretary.
          In the event the Company calls a special meeting of Members for the purpose of electing one or more directors to the Board of Directors, any such Member may nominate such number of individuals for election to such position(s) as are specified in the Company’s Notice of Meeting, if the Member’s notice as required by clause (ii) of Section 9.8(a) of this Amended Agreement shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Member’s notice as described above.
          (c) General.
     (i) Only individuals who are nominated in accordance with the procedures set forth in this Section 9.8 shall be eligible to be elected as directors at a meeting of Members and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.8. Except as otherwise provided by applicable law or this Section 9.8, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9.8 and, if any proposed nomination or business is not in compliance with this Section 9.8, to declare that such defective proposal or nomination shall be disregarded.

     (ii) For purposes of this Section 9.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (iii) Notwithstanding the foregoing provisions of this Section 9.8, a Member shall also comply with all applicable requirements of the Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in this Section 9.8. Nothing in this Section 9.8 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          Section 9.9 Procedure for Election of Directors; Voting. The election of directors submitted to Members at any meeting shall be decided by a plurality of the votes cast thereon. Except as otherwise provided by law or this Amended Agreement, all matters other than the election of directors submitted to the Members at any meeting shall be decided by the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at the meeting of Members.
          The vote on any matter at a meeting, including the election of directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of LLC Interests voted.
          Section 9.10 Inspectors of Elections; Opening and Closing the Polls.
          (a) If the Trust is not the sole owner of LLC Interests, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Members, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware as if the Company were a Delaware corporation.
          (b) If the Trust is not the sole owner of LLC Interests, the Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at the meeting.
          Section 9.11 Confidential Member Voting. If the Trust is not the sole owner of the LLC Interests, all proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified Member, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Company; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if a Member requests or consents to disclosure of such Member’s vote or writes comments on such Member’s proxy card or ballot.
          Section 9.12 Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Amended Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting.
          Section 9.13 Remote Communication. For the purposes of this Amended Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:
     (a) participate in a meeting of Members; and
     (b) be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.
          Section 9.14 Member Action Without a Meeting. For so long as the Trust remains the sole Member of the Company, the Trust shall take any action required or permitted to be taken at any meeting of Members, by executing a written consent that shall reflect the vote of the holders of Trust Stock as required by the terms of the Trust Agreement, without such meeting, without prior notice, and without a vote. Upon request by the Company, proxy materials completed by the holders of Trust Stock with at least the minimum number of votes required to constitute an affirmative vote of the holders of Trust Stock under the Trust Agreement shall be delivered to the Company indicating the vote or action being approved or disapproved by such holders with respect to those matters reserved to the Members of the Company by this Amended Agreement. If the Trust is not the sole owner of the LLC Interests,

Members of the Company shall take any action required or permitted only at a meeting of Members duly called and noticed.
          Section 9.15 Return on Capital Contribution. Except as otherwise provided in Article 14 hereof, no Member shall demand a return on or of its Capital Contributions.
          Section 9.16 Member Compensation. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Amended Agreement.
          Section 9.17 Member Liability. No Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company, provided, however, that a Member may be required to repay any dividend or other distribution made to it in contravention of Section 5.3 hereof or Sections 18-607 or 18-804 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.
          Section 9.18 Disclosure Requirements for Members Holding Ten Percent or More of the Outstanding LLC Interests. To ensure the Company’s compliance with its obligations under the Use Agreement, in the event the Company or any Subsidiary thereof, or both, is required to obtain the approval of the City of Chicago (for any department or agency thereof) for any specific matter, including, but not limited to, the amendment of the Use Agreement, or otherwise determines to request that the City of Chicago (or any department or agency thereof) take action with respect to any matter, the Company shall deliver to the Transfer Agent notice of such approval requirement or request for action and a copy of the then current form of the City of Chicago Economic Disclosure Statement and Affidavit and cause the Transfer Agent to mail a copy of such notice to the Members holding ten (10) percent or more of the then issued and outstanding LLC Interests or, for so long as the Trust is the sole Member, to holders of record of ten (10) percent or more of the then issued and outstanding shares of Trust Stock (each, a “Ten Percent Holder”). Within thirty (30) days of the mailing of such notice, each Ten Percent Holder shall provide to the Company for filing with the City of Chicago a completed City of Chicago Economic Disclosure Statement and Affidavit, a standard form of which is attached hereto as Exhibit B. Each Ten Percent Holder shall provide any supplemental statements, affidavits or material required to update any Economic Disclosure Statement and Affidavit filed with the City of Chicago as required by the City of Chicago and as requested by the Company from time to time.

ARTICLE 10
MEMBER VOTE REQUIRED IN CONNECTION WITH
CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS
          Section 10.1 Vote Generally Required. Except as provided in Sections 2.3 and 2.4 and subject to the provisions of Section 10.3 hereof, the Company shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of its Property and assets, unless the Board of Directors shall adopt a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving such action and unless such action shall be approved by the affirmative vote of the holders of a majority of the LLC Interests outstanding and entitled to vote thereon; provided, however, that any LLC Interests held by the Manager or an Affiliate or Associate of the Manager, shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or an Affiliate or Associate thereof. The notice of the meeting at which such resolution is to be considered will so state.
          For the purposes of this Article 10, the following terms have the following meanings:
          “Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.
          “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the rules promulgated under the Exchange Act.
          “Business Combination” means:
      (i) any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Shareholder, or (B) any other Person (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or
      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of any assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company; or
      (iii) the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company; or

     (iv) any spinoff or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or
     (v) any reclassification of the LLC Interests (including any reverse split of LLC Interests) or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (A) any class of equity securities of the Company or any Subsidiary thereof or (B) any class of securities of the Company or any Subsidiary thereof convertible into or exchangeable for LLC Interests or equity securities of any Subsidiary of the Company, that are directly or indirectly owned by an Interested Shareholder and its Affiliates and Associates; or
     (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.
          “Continuing Director” means (i) any director of the Company who (A) is neither the Interested Shareholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.
          “Fair Market Value” means: (i) in the case of equity securities, the average of the closing sale prices during the 10-day period immediately preceding the date in question of such equity securities:
     (1) on the NYSE (regular way);
     (2) if such equity securities are not listed for trading on the NYSE, as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such equity securities are so listed;
     (3) if such equity securities are not so listed on a principal U.S. national or regional securities exchange, the price as reported by the Nasdaq National Market;
     (4) if such equity securities are not so reported, the last quoted bid price for such equity securities, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or
     (5) if such equity securities are not so quoted, the fair market value of such equity securities, as determined by a majority of the Continuing Directors in good faith;

and (ii) in the case of Property other than cash or equity securities, the fair market value of such Property on the date in question as determined by a majority of the Continuing Directors in good faith.
          “Future Investment” means a contractual commitment to invest represented by a definitive agreement.
          “Interested Shareholder” means any Person (other than the Manager, the Trust, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:
     (i) is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then outstanding LLC Interests of the Company and who did not become the Beneficial Owner of such amount of LLC Interests pursuant to a transaction that was approved by the affirmative vote of a majority of the Entire Board of Directors; or
     (ii) is an assignee of, or has otherwise succeeded to, any LLC Interests of the Company of which an Interested Shareholder was the Beneficial Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.
          For the purpose of determining whether a Person is an Interested Shareholder, the LLC Interests that may be issuable or exchangeable by the Company to the Interested Shareholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other LLC Interests that may be issuable or exchangeable by the Company pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Shareholder.
          “Managed Subsidiary” means Macquarie Infrastructure Company Inc., Macquarie Yorkshire LLC, South East Water LLC, Communications Infrastructure LLC, and, any directly owned Subsidiary of the Company that becomes party to the Management Services Agreement, from time to time.
          “Market Value of the Trust Stock or LLC Interests” means the product of (1) the average number of shares of Trust Stock or LLC Interests, as applicable, issued and outstanding, other than treasury shares or treasury LLC Interests, as applicable, during the last fifteen (15) Trading Days in the most recent full Fiscal Quarter multiplied by (2) the volume weighted average trading price per share of Trust Stock or per LLC Interests, as applicable, traded on the NYSE over those fifteen (15) Trading Days.
          “Net Investment Value” means:
          (a) the Market Value of the Trust Stock or LLC Interests, as applicable; plus

     (b) the amount of any borrowings (other than intercompany borrowings) of the Company and its Managed Subsidiaries (but not including borrowings on behalf of any Subsidiary of the Managed Subsidiaries); plus
     (c) the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors; provided that such Future Investment has not been outstanding for more than two consecutive full Fiscal Quarters; less
     (d) the aggregate amount held by the Company and its Managed Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of a Managed Subsidiary).
          Section 10.2 Vote for Business Combinations. The affirmative vote of the holders of record of outstanding LLC Interests representing at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding LLC Interests of the Company (excluding LLC Interests held by, or LLC Interests represented by Trust Stock held by, the Interested Shareholder or any Affiliate or Associate of an Interested Shareholder) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.
          Section 10.3 Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 10, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of LLC Interests of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 10.
          Section 10.4 No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Shareholder from any fiduciary obligation imposed by law.
          Section 10.5 Miscellaneous. In addition to any affirmative vote required by law or by this Amended Agreement, the affirmative vote of a majority of the then outstanding LLC Interests of the Company held by the holders of record of outstanding LLC Interests (excluding LLC Interests held by, or LLC Interests represented by Trust Stock held by, the Interested Shareholder or an Affiliate or Associate of an Interested Shareholder) shall be required to approve the sale or transfer by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder to the Company or any Subsidiary of the Company (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary of the Company in exchange for cash, securities of the Company or any Subsidiary of the Company. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.
ARTICLE 11
BOOKS AND RECORDS
          Section 11.1 Books and Records; Inspection by Members.
          (a) The Company, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal office appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Members, books of account and records of Company proceedings, may be kept in electronic or any other form, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.
          (b) The Secretary shall make, at least ten (10) days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of LLC Interests registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.
          Any Member, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts from: (1) the Register, a list of the Members, and its other books and records; and (2) a Subsidiary of the Company’s books and records or copies thereof in electronic form, to the extent that (i) the Company has actual possession and control of such records of such Subsidiary, or (ii) the Company could obtain such records through the exercise of control over such Subsidiary, provided that as of the date of the making of the demand (A) Member inspection of such books and records of such Subsidiary would not constitute a breach of an agreement between the Company or such Subsidiary and a Person or Persons not Affiliated with the Company, and (B) such Subsidiary would not have the right under the law applicable to it to deny the Company access to such books and records upon demand by the Company. In every instance where the beneficial holder of LLC Interests is not a holder of record, the demand shall state the Person’s status as a beneficial holder of LLC Interests, be accompanied by documentary evidence of beneficial ownership of LLC Interests, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Member or beneficial holder of LLC Interests.
          Section 11.2 Reports.
          (a) In General. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.
          (b) Periodic and Other Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared in each case (other than with respect to Members’ Capital Accounts, which shall be prepared in accordance with this Amended Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its controlled Affiliates for purposes of reporting thereunder, Regulation S-X of the Exchange Act). The monthly and quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.
      (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations provide) and at such time as distributions are made to the Members pursuant to Article 14 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements); and
      (ii) As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations require), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.
          The quarterly statements described in clause (ii) above shall be accompanied by such written certifications as the Rules and Regulations require.
          Section 11.3 Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. federal income tax purposes. The taxable year of the Company shall be the calendar year.
          Section 11.4 Tax Elections.
          (a) The Board of Directors shall, without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of LLC Interests and Company dividend or other distributions; and (ii) any and all other elections for U.S. federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s U.S. federal, state, local or foreign tax returns; and (y) to the extent provided in Code Sections 6221 through 6231 and similar provisions of U.S. federal, state, local or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. The Manager is specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law.
          (b) In circumstances where the Trust has been dissolved, the Board of Directors may, by the affirmative vote of at least a majority of the Entire Board of Directors, and without any further consent of the Members being required, cause the Company to elect to be treated as a corporation for U.S. federal income tax purposes, provided, however, that such action shall be taken only if (i) the Board of Directors first obtains an opinion from a nationally recognized financial advisor to the effect that it expects the market valuation of the Company to be significantly lower as a result of the Company continuing to be treated as a partnership for U.S. federal income tax purposes than if the Company instead elected to be treated as a corporation for U.S. federal income tax purposes and (ii) the effective date for such election is no earlier than the date on which the Trust has been dissolved pursuant to clause (i) of Section 10.02 of the Trust Agreement.
          Section 11.5 Tax Information. Necessary tax information shall be delivered to each Member as soon as practicable after the end of the Fiscal Year of the Company but not later than February 15.
ARTICLE 12
AMENDMENTS
          Section 12.1 Amendments. The Board of Directors is authorized to amend the terms of this Amended Agreement by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors; provided, however, that Sections 1.3, 2.4, 2.5, 3.1, 8.6, 14.1(a)(i), this Section 12.1 and Article 10 hereof may not be amended without the affirmative vote of a majority of the LLC Interests present in person or represented by proxy at a meeting of Members; provided further, however, that for so long as the Management Services Agreement is in effect, Section 6.9 and Article 8 and this Section 12.1 may not be amended without the prior written consent of the Manager.
ARTICLE 13
TRANSFERS; MONTHLY ALLOCATIONS
          Section 13.1 Distributions and Allocations in Respect of LLC Interests. Profits, Losses, each item thereof and all other items attributable to LLC Interests for any Allocation Year shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and the pro rata portion for each month shall be allocated to those Persons who are Members as of the close of the NYSE on the last day of the preceding month. With respect to any LLC Interest that was not treated as outstanding as of the close of the NYSE on the last day of the preceding month, the first Person who is treated as the Member with respect to such LLC Interest will be treated as the Member with respect to such LLC Interest for this purpose as of the close of the NYSE on the last day of the preceding month. All dividends or other distributions on or before the date of a Transfer of LLC Interests shall be made to the transferor, and all dividends or other distributions thereafter shall be made to the transferee. The Board of Directors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Code Section 706 and the Regulations or rulings promulgated thereunder.
ARTICLE 14
DISSOLUTION AND WINDING-UP
          Section 14.1 Dissolution Events.
          (a) Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):
     (i) the Board of Directors adopts a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving the dissolution, winding-up and liquidation of the Company and such action has been approved by the affirmative vote of the holders of a majority of the LLC Interests outstanding and entitled to vote thereon;
     (ii) the unanimous vote of the Members to dissolve, wind up and liquidate the Company; or
     (iii) a judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the business of the Company as then currently operated as determined in accordance with Section 18-802 of the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
          (b) Reconstitution. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event, then, within an additional ninety (90) days after such determination (the “Reconstitution Period”), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Amended Agreement by forming a new limited liability company on terms identical to those set forth in this Amended Agreement. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 14.2 hereof. If such an election is made within the Reconstitution Period, then:
     (i) the reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in Section 14.1(a) hereof; and
     (ii) unless otherwise agreed to by a majority of the Members, the Certificate, and this Amended Agreement shall automatically constitute the Certificate and Amended Agreement of such new Company; all of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company; and no bond, collateral, assumption or release of any Member’s or the Company’s liabilities shall be required;
provided that the right of the Members to select replacement managers and to reconstitute and continue the business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of such right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for U.S. federal income tax purposes upon the exercise of such right to continue.
          Section 14.2 Winding-Up. Upon the occurrence of (i) a Dissolution Event or (ii) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is reconstituted pursuant to Section 14.1(b) hereof), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding-up of the Company’s business and affairs, provided, however, that all covenants contained in this Amended Agreement and obligations provided for in this Amended Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 14.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding-up and dissolution of the Company, which winding-up and dissolution shall be completed no later than ninety (90) days after the later of (i) the occurrence of the Dissolution Event and (ii) the last day on which the Company may be reconstituted pursuant to Section 14.1(b) hereof. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 14.9 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:
     (a) First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to Members under Section 18-601 or 18-604 of the Act;
     (b) Second, except as provided in this Amended Agreement, to Members and former Members of the Company in satisfaction of liabilities for distribution under Section 18-601 or 18-604 of the Act; and
     (c) The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.
No Member or Manager shall receive additional compensation for any services performed pursuant to this Article 14.
          Section 14.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 14 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 14 may be:
     (a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 14.2 hereof; or
     (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.
          Section 14.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 14, in the event the Company is liquidated within the meaning of

Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other Liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.
          Section 14.5 Rights of Members. Except as otherwise provided in this Amended Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager.
          Section 14.6 Notice of Dissolution/Termination.
          (a) In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 14.1 hereof, result in a dissolution of the Company, the Board of Directors shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).
          (b) Upon completion of the distribution of the Company’s Property as provided in this Article 14, the Company shall be terminated, and the Board of Directors shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.
          Section 14.7 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 14.2 hereof (the “Liquidation Period”), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 4 hereof.
          Section 14.8 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Member in the Company shall be made in exchange for the interest of such Member in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.
          Section 14.9 The Liquidator.
          (a) Definition. The “Liquidator” shall mean a Person appointed by the Board of Directors to oversee the liquidation of the Company.

          (b) Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 14 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.
          (c) Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.
          Section 14.10 Form of Liquidating Distributions. For purposes of making distributions required by Section 14.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
ARTICLE 15
MISCELLANEOUS
          Section 15.1 Notices. Subject to Sections 6.11, 6.13, 9.5 and 9.8, any notice, payment, demand or communication required or permitted to be given by any provision of this Amended Agreement shall be in writing and delivered personally, or, when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Manager:

(a)	If to the Company:

125 West 55th Street
New York, New York 10019
Attention: David Mitchell
Facsimile No.: (212) 231-1010

(b)	If to the Manager:

125 West 55th Street
New York, New York 10019
Attention: David Mitchell
Facsimile No.: (212) 231-1010

(c)	If to the Trust:

125 West 55th Street
New York, New York 10019
Attention: David Mitchell
Facsimile No.: (212) 231-1010
          Section 15.2 Binding Effect. Except as otherwise provided in this Amended Agreement, every covenant, term and provision of this Amended Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.
          Section 15.3 Construction. Every covenant, term and provision of this Amended Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
          Section 15.4 Time. In computing any period of time pursuant to this Amended Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.
          Section 15.5 Headings. Section and other headings contained in this Amended Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amended Agreement or any provision hereof.
          Section 15.6 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Amended Agreement is intended to be severable, and, if any term or provision of this Amended Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Amended Agreement. The preceding sentence of this Section 15.6 shall be of no force or effect if the consequence of enforcing the remainder of this Amended Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
          Section 15.7 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Amended Agreement and referred to herein is not incorporated in this Amended Agreement by reference unless this Amended Agreement expressly otherwise provides.
          Section 15.8 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

          Section 15.9 Governing Law and Consent to Jurisdiction/Service of Process. The laws of the State of Delaware shall govern the validity of this Amended Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.
          Each party hereto and any Person acquiring an LLC Interest, from time to time, (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Amended Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.
          Section 15.10 Waiver of Jury Trial. Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Amended Agreement.
          Section 15.11 Counterpart Execution. This Amended Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
          Section 15.12 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Amended Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Amended Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

          IN WITNESS WHEREOF, the Original Member has executed and entered into this Second Amended and Restated Operating Agreement of the Company as of the day first above set forth.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

By:	/s/ Peter Stokes

Name: Peter Stokes
Title: Regular Trustee

EXHIBIT A
SPECIMEN LLC INTEREST CERTIFICATE

A-1

NUMBER ___	ORGANIZED UNDER THE LAWS	___LLC
	OF	INTERESTS
THE STATE OF DELAWARE

MACQUARIE INFRASTRUCTURE COMPANY LLC
                                                                                                                                                                                                                                                                                                             * This Certifies that                                                                                                      is the owner of                      LLC Interests of the Company with such rights and privileges as are set forth in the Second Amended and Restated Operating Agreement of the Company dated                                          (the “Amended Agreement”), as it may be amended from time to time.
[THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LLC INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]
THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER’S LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY. THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN SECTION 13 OF THE AMENDED AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AMENDED AGREEMENT. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY’S LLC INTERESTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.
                                                                                                                                                                                                                                                 In Witness Whereof, said Company has caused this Certificate to be signed by its Chief Executive Officer this                      day of                     , A.D.                     .
                                                                      ,
                                                                                                                                                                                                                                                                                         as Chief Executive Officer

EXHIBIT B
FORM OF ECONOMIC
DISCLOSURE STATEMENT
AND AFFIDAVIT

B-1

FOR CITY USE

AFFIDAVIT NO.

CITY OF CHICAGO
ECONOMIC DISCLOSURE STATEMENT AND AFFIDAVIT
The City of Chicago (the “City”) requires disclosure of the information requested in this Economic Disclosure Statement and Affidavit (“EDS”) before any City agency, department or City Council action regarding the matter that is the subject of this EDS. Please fully complete each statement, with all information current as of the date this EDS is signed. If a question is not applicable, answer with “N.A.” An incomplete EDS will be returned and any City action will be interrupted.
Please print or type all responses clearly and legibly. Add additional pages if needed, being careful to identify the portion of the EDS to which each additional page refers.
WHO MUST SUBMIT AN EDS:
1. Applicants: Any individual or entity (the “ Applicant”) making an application to the City for action requiring City Council or other City agency approval must file this EDS.
2. Entities holding an interest in the Applicant: Generally, whenever an ownership interest in the Applicant (for example, shares of stock of the Applicant or a limited partnership interest in the Applicant) is held or owned by a legal entity (for example, a corporation or partnership, rather than an individual) each such legal entity must also file an EDS on its own behalf, and any parent of that legal entity must do so until individual owners are disclosed. However, if an entity filing an EDS is a corporation whose shares are registered on a national securities exchange pursuant to the Securities Exchange Act of 1934, only those shareholders that own 10% or more of that filing entity’s stock must file EDSs on their own behalf.
ACKNOWLEDGMENT OF POSSIBLE CREDIT AND OTHER CHECKS: By completing and filing this EDS, the Undersigned acknowledges and agrees, on behalf of itself and the entities or individuals named in this EDS, that the City may investigate the creditworthiness of some or all of the entities or individuals named in this EDS.

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CERTIFYING THIS EDS: Execute the certification on the date of the initial submission of this EDS. You may be asked to re-certify this EDS on the last page as of the date of submission of any related ordinance to the City Council, or as of the date of the closing of your transaction.
PUBLIC DISCLOSURE: It is the City’s policy to make this document available to the public on its Internet site and/or upon request.
GENERAL INFORMATION
Date this EDS is completed:
A. Who is submitting this EDS? That individual or entity will be the “Undersigned” throughout this EDS.
NOTE: The Undersigned is the individual or entity submitting this EDS, whether the Undersigned is an Applicant or is an entity holding an interest in the Applicant. This EDS requires certain disclosures and certifications from Applicants that are not required from entities holding an interest in the Applicant. When completing this EDS, please observe whether the section you are completing applies only to Applicants.

☐	Check here if the Undersigned is filing this EDS as an Applicant.

☐	Check here if the Undersigned is filing as an entity holding an interest in an Applicant.

Also, please identify the Applicant in which this entity holds an interest:

B.	Business address of the Undersigned:

C.	Telephone: ______________ Fax: ______________ Email: ______________

D.	Name of contact person: ____________________________

E:	Tax identification number (optional): ______________________________

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F.	Brief description of contract, transaction or other undertaking (referred to below as the “Matter”) to which this EDS pertains. (Include project number and location if applicable):

G.	Is the Matter a procurement? ☐ Yes ☐ No

H.	If a procurement, Specification # _________and Contract #_________.

I.	If not a procurement:

1. City Agency requesting EDS:______

2. City action requested (e.g. loan, grant, sale of property):

3. If property involved, list property location:

SECTION ONE: DISCLOSURE OF OWNERSHIP INTERESTS

A.	NATURE OF ENTITY

1.	Indicate whether the Undersigned is an individual or legal entity:

☐ Individual	☐ Limited Liability Company
☐ Business corporation	☐ Joint venture
☐ Sole proprietorship	☐ Not-for-profit corporation
(Is the not-for-profit corporation also a 501(c)(3))?
☐ Yes ☐ No
☐ General partnership	☐ Other entity (please specify)
☐ Limited partnership

2.	State of incorporation or organization, if applicable:

3.	For legal entities not organized in the State of Illinois: Is the organization authorized to do business in the State of Illinois as a foreign entity?

☐ Yes ☐ No ☐ N/A

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B.	ORGANIZATION INFORMATION
1. IF THE UNDERSIGNED IS A CORPORATION:
a. List below the names and titles of all executive officers and all directors of the corporation. For not-for-profit corporations, also list below any executive director of the corporation, and indicate all members, if any, who are legal entities. If there are no such members, write “no members.”

Name	Title

b(1). If the Matter is a procurement and the Undersigned is a corporation whose shares are registered on a national securities exchange pursuant to the Securities Exchange Act of 1934, please provide the following information concerning shareholders who own shares equal to or in excess of 7.5% of the corporation’s outstanding shares.

Name	Business Address	Percentage Interest

b(2). If the Matter is not a procurement, and the Undersigned is a corporation whose shares are registered on a national securities exchange pursuant to the Securities Exchange Act of 1934, please provide the following information concerning shareholders who own shares equal to or in excess of 10% of the corporation’s outstanding shares.

Name	Business Address	Percentage Interest

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c. For corporations that are not registered on a national securities exchange pursuant to the Securities Exchange Act of 1934, list below the name, business address and percentage of ownership interest of each shareholder.

Name	Business Address	Percentage Interest

2. IF THE UNDERSIGNED IS A PARTNERSHIP OR JOINT VENTURE:
For general or limited partnerships or joint ventures: list below the name, business address and percentage of ownership interest of each partner. For limited partnerships, indicate whether each partner is a general partner or a limited partner.

Name	Business Address	Percentage Interest

3. IF THE UNDERSIGNED IS A LIMITED LIABILITY COMPANY:
a. List below the name, business address and percentage of ownership interest of each (i) member and (ii) manager. If there are no managers, write “no managers,” and indicate how the company is managed.

Name	Business Address	Percentage Interest

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b. List below the names and titles of all officers, if any. If there are no officers, write “no officers.”

Name	Title

4. IF THE UNDERSIGNED IS A LAND TRUST, BUSINESS TRUST, ESTATE OR OTHER SIMILAR ENTITY:
a. List below the name and business address of each individual or legal entity holding legal title to the property that is the subject of the trust.

Name	Business Address

b. List below the name, business address and percentage of beneficial interest of each beneficiary on whose behalf title is held.

Name	Business Address	Percentage Interest

5. IF THE UNDERSIGNED IS ANY OTHER LEGAL ENTITY, first describe the entity, then provide the name, business address, and the percentage of interest of all individuals or legal entities having an ownership or other beneficial interest in the entity.
Describe the entity:

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Name	Business Address	Percentage Interest

SECTION TWO: BUSINESS RELATIONSHIPS WITH CITY ELECTED OFFICIALS
A. DEFINITIONS AND DISCLOSURE REQUIREMENT
1. The Undersigned must indicate whether it had a “business relationship” with a City elected official in the 12 months before the date this EDS is signed.
2. Pursuant to Chapter 2 -156 of the Municipal Code of Chicago (the “Municipal Code”), a “business relationship” means any “contractual or other private business dealing” of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a “financial interest,” with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; but a “financial interest” does not include: (i) any ownership through purchase at fair market value or inheritance of less than 1% of the shares of a corporation, or any corporate subsidiary, parent or affiliate thereof, regardless of the value of or dividends on such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended, (ii) the authorized compensation paid to an official or employee for his office or employment; (iii) any economic benefit provided equally to all residents of the City; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” does not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.
B. CERTIFICATION
1. Has the Undersigned had a “business relationship” with any City elected official in the 12 months before the date this EDS is signed?
      ☐ Yes                ☐ No
     If yes, please identify below the name(s) of such City elected official(s) and describe such relationship(s):

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SECTION THREE: DISCLOSURE OF RETAINED PARTIES
A. DEFINITIONS AND DISCLOSURE REQUIREMENTS
1. The Undersigned must disclose certain information about attorneys, lobbyists, accountants, consultants, subcontractors, and any other person whom the Undersigned has retained or expects to retain in connection with the Matter. In particular, the Undersigned must disclose the name of each such person, his/her business address, the nature of the relationship, and the total amount of the fees paid or estimated to be paid. The Undersigned is not required to disclose employees who are paid solely through the Undersigned’s regular payroll.
“Lobbyist” means any person (i) who, for compensation or on behalf of any person other than himself, undertakes to influence any legislative or administrative action, or (ii) any part of whose duty as an employee of another includes undertaking to influence any legislative or administrative action.
2. If the Undersigned is uncertain whether a disclosure is required under this Section, the Undersigned must either ask the City whether disclosure is required or make the disclosure.
B. CERTIFICATION
Each and every attorney, lobbyist, accountant, consultant, subcontractor, or other person retained or anticipated to be retained directly by the Undersigned with respect to or in connection with the Matter is listed below [begin list here, add sheets as necessary]:

Name (indicate whether retained or anticipated to be retained)	Business Address	Relationship to Undersigned (attorney, lobbyist, etc.)	Fees (indicate whether paid or estimated)

☐ Check here if no such individuals have been retained by the Undersigned or are anticipated to be retained by the Undersigned.

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SECTION FOUR: CERTIFICATIONS
I. CERTIFICATION OF COMPLIANCE
For purposes of the certifications in A, B, and C below, the term “affiliate” means any individual or entity that, directly or indirectly: controls the Undersigned, is controlled by the Undersigned, or is, with the Undersigned, under common control of another individual or entity. Indicia of control include, without limitation: interlocking management or ownership; identity of interests among family members; shared facilities and equipment; common use of employees; or organization of a business entity following the ineligibility of a business entity to do business with the federal government or a state or local government, including the City, using substantially the same management, ownership, or principals as the ineligible entity.
A. The Undersigned is not delinquent in the payment of any tax administered by the Illinois Department of Revenue, nor are the Undersigned or its affiliates delinquent in paying any fine, fee, tax or other charge owed to the City. This includes all water charges, sewer charges, license fees, parking tickets, property taxes or sales taxes. If there are any such delinquencies, note them below:

If the letters “NA,” the word “None,” or no response appears on the lines above, it will be conclusively presumed that the Undersigned certified to the above statements.
B. The Undersigned and its affiliates have not, in the past five years, been found in violation of any City, state or federal environmental law or regulation. If there have been any such violations, note them below:

If the letters “NA,” the word “None,” or no response appears on the lines above, it will be conclusively presumed that the Undersigned certified to the above statements.

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C. If the Undersigned is the Applicant, the Undersigned and its affiliates will not use, nor permit their subcontractors to use, any facility on the U.S. EPA’s List of Violating Facilities in connection with the Matter for the duration of time that such facility remains on the list.
D. If the Undersigned is the Applicant, the Undersigned will obtain from any contractors/subcontractors hired or to be hired in connection with the Matter certifications equal in form and substance to those in Section Four, I, (A-C) above and will not, without the prior written consent of the City, use any such contractor/subcontractor that does not provide such certifications or that the Undersigned has reason to believe has not provided or cannot provide truthful certifications.
If the Undersigned is unable to make the certifications required in Section Four, paragraph I (C) and (D) above, provide an explanation:

If the letters “NA,” the word “None,” or no response appears on the lines above, it will be conclusively presumed that the Undersigned certified to the above statements.
II. CHILD SUPPORT OBLIGATIONS — CERTIFICATION REGARDING COURT-ORDERED CHILD SUPPORT COMPLIANCE
For purposes of this part, “Substantial Owner” means any individual who, directly or indirectly, owns or holds a 10% or more interest in the Undersigned. Note: This may include individuals disclosed in Section One (Disclosure of Ownership Interests), and individuals disclosed in an EDS filed by an entity holding an interest in the Applicant.
If the Undersigned’s response below is #1 or #2, then all of the Undersigned’s Substantial Owners must remain in compliance with any such child support obligations until the Matter is completed. Failure of the Undersigned’s Substantial Owners to remain in compliance with their child support obligations in the manner set forth in either #1 or #2 constitutes an event of default.

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Check one:

___	___	1. No Substantial Owner has been declared in arrearage on any child support obligations by the Circuit Court of Cook County, Illinois or by another Illinois court of competent jurisdiction.

___	___	2. The Circuit Court of Cook County, Illinois or another Illinois court of competent jurisdiction has issued an order declaring one or more Substantial Owners in arrearage on child support obligations. All such Substantial Owners, however, have entered into court-approved agreements for the payment of all such child support owed, and all such Substantial Owners are in compliance with such agreements.

___	___	3. The Circuit Court of Cook County, Illinois or another Illinois court of competent jurisdiction has issued an order declaring one or more Substantial Owners in arrearage on child support obligations and (a) at least one such Substantial Owner has not entered into a court-approved agreement for the payment of all such child support owed; or (b) at least one such Substantial Owner is not in compliance with a court-approved agreement for the payment of all such child support owed; or both (a) and (b).

___	___	4. There are no Substantial Owners.
III. FURTHER CERTIFICATIONS
A. The Undersigned and, if the Undersigned is a legal entity, its principals (officers, directors, partners, members, managers, executive director):
1.	are not presently debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from any transactions by any federal, state or local unit of government;

2.	have not, within a five-year period preceding the date of this EDS, been convicted of a criminal offense, adjudged guilty, or had a civil judgment rendered against them in connection with: obtaining, attempting to obtain, or performing a public (federal, state or local) transaction or contract under a public transaction; a violation of federal or state antitrust statutes; fraud; embezzlement; theft; forgery; bribery; falsification or destruction of records; making false statements; or receiving stolen property;

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3.	are not presently indicted for or otherwise criminally or civilly charged by a governmental entity (federal, state or local) with commission of any of the offenses enumerated in clause (A)(2) of this section;

4.	have not, within a five-year period preceding the date of this EDS, had one or more public transactions (federal, state or local) terminated for cause or default; and

5.	have not, within a five-year period preceding the date of this EDS, been convicted, adjudged guilty, or found liable in a civil proceeding, in any criminal or civil action instituted by the City or by the federal government, any state, or any other unit of local government.
B. The certifications in subparts B and D concern:
•	the Undersigned;

•	any party participating in the performance of the Matter (“an Applicable Party”);

•	any “Affiliated Entity” (meaning an individual or entity that, directly or indirectly: controls the Undersigned, is controlled by the Undersigned, or is, with the Undersigned, under common control of another individual or entity. Indicia of control include, without limitation: interlocking management or ownership; identity of interests among family members, shared facilities and equipment; common use of employees; or organization of a business entity following the ineligibility of a business entity to do business with federal or state or local government, including the City, using substantially the same management, ownership, or principals as the ineligible entity); with respect to Applicable Parties, the term Affiliated Entity means an individual or entity that directly or indirectly controls the Applicable Party, is controlled by it, or, with the Applicable Party, is under common control of another individual or entity;

•	any responsible official of the Undersigned, any Applicable Party or any Affiliated Entity or any other official, agent or employee of the Undersigned, any Applicable Party or any Affiliated Entity, acting pursuant to the direction or authorization of a responsible official of the Undersigned, any Applicable Party or any Affiliated Entity (collectively “Agents”).
Neither the Undersigned, nor any Applicable Party, nor any Affiliated Entity of either the Undersigned or any Applicable Party nor any Agents have, during the five years before the date this EDS is signed, or, with respect to an Applicable Party, an Affiliated Entity, or an Affiliated Entity of an Applicable Party during the five years before the date of such Applicable Party’s or Affiliated Entity’s contract or engagement in connection with the Matter:

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1.	bribed or attempted to bribe, or been convicted or adjudged guilty of bribery or attempting to bribe, a public officer or employee of the City, the State of Illinois, or any agency of the federal government or of any state or local government in the United States of America, in that officer’s or employee’s official capacity;

2.	agreed or colluded with other bidders or prospective bidders, or been a party to any such agreement, or been convicted or adjudged guilty of agreement or collusion among bidders or prospective bidders, in restraint of freedom of competition by agreement to bid a fixed price or otherwise; or

3.	made an admission of such conduct described in (1) or (2) above that is a matter of record, but have not been prosecuted for such conduct; or

4.	violated the provisions of Section 2-92-610 of the Municipal Code (Living Wage Ordinance).
C.	The Undersigned understands and shall comply with (1) the applicable requirements of the Governmental Ethics Ordinance of the City, Title 2, Chapter 2 -156 of the Municipal Code; and (2) all the applicable provisions of Chapter 2-56 of the Municipal Code (Office of the Inspector General).

D.	Neither the Undersigned, Affiliated Entity or Applicable Party, or any of their employees, officials, agents or partners, is barred from contracting with any unit of state or local government as a result of engaging in or being convicted of (1) bid-rigging in violation of 720 ILCS 5/33E-3; (2) bid-rotating in violation of 720 ILCS 5/33E-4; or (3) any similar offense of any state or of the United States of America that contains the same elements as the offense of bid-rigging or bid-rotating.

E.	If the Undersigned is unable to certify to any of the above statements in this Part III, the Undersigned must explain below:

If the letters “NA,” the word “None,” or no response appears on the lines above, it will be conclusively presumed that the Undersigned certified to the above statements.

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IV. CERTIFICATION OF STATUS AS FINANCIAL INSTITUTION
For purposes of this Part IV, under Section 2-32-455(b) of the Municipal Code, the term “financial institution” means a bank, savings and loan association, thrift, credit union, mortgage banker, mortgage broker, trust company, savings bank, investment bank, securities broker, municipal securities broker, securities dealer, municipal securities dealer, securities underwriter, municipal securities underwriter, investment trust, venture capital company, bank holding company, financial services holding company, or any licensee under the Consumer Installment Loan Act, the Sales Finance Agency Act, or the Residential Mortgage Licensing Act. However, “financial institution” specifically shall not include any entity whose predominant business is the providing of tax deferred, defined contribution, pension plans to public employees in accordance with Sections 403(b) and 457 of the Internal Revenue Code. [Additional definitions may be found in Section 2-32-455(b) of the Municipal Code.]
A. CERTIFICATION
The Undersigned certifies that the Undersigned [check one]
     ___is
     ___is not
a “financial institution” as defined in Section 2-32-455(b) of the Municipal Code.
B. If the Undersigned IS a financial institution, then the Undersigned pledges:
“We are not and will not become a predatory lender as defined in Chapter 2 -32 of the Municipal Code. We further pledge that none of our affiliates is, and none of them will become, a predatory lender as defined in Chapter 2-32 of the Municipal Code. We understand that becoming a predatory lender or becoming an affiliate of a predatory lender may result in the loss of the privilege of doing business with the City.”
If the Undersigned is unable to make this pledge because it or any of its affiliates (as defined in Section 2-32-455(b) of the Municipal Code) is a predatory lender within the meaning of Chapter 2 -32 of the Municipal Code, explain here (attach additional pages if necessary):

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If the letters “NA,” the word “None,” or no response appears on the lines above, it will be conclusively presumed that the Undersigned certified to the above statements.
V. CERTIFICATION REGARDING INTEREST IN CITY BUSINESS
Any words or terms that are defined in Chapter 2-156 of the Municipal Code have the same meanings when used in this Part V.
1.	In accordance with Section 2-156-110 of the Municipal Code:
Does any official or employee of the City have a financial interest in his or her own name or in the name of any other person in the Matter?
☐ Yes                 ☐ No
NOTE: If you answered “No” to Item V(1), you are not required to answer Items V(2) or (3) below. Instead, review the certification in Item V(4) and then proceed to Part VI. If you answered “Yes” to Item V(1), you must first respond to Item V(2) and provide the information requested in Item V(3). After responding to those items, review the certification in Item V(4) and proceed to Part VI.
2.	Unless sold pursuant to a process of competitive bidding, no City elected official or employee shall have a financial interest in his or her own name or in the name of any other person in the purchase of any property that (i) belongs to the City, or (ii) is sold for taxes or assessments, or (iii) is sold by virtue of legal process at the suit of the City (collectively, “City Property Sale”). Compensation for property taken pursuant to the City’s eminent domain power does not constitute a financial interest within the meaning of this Part V.
Does the Matter involve a City Property Sale?
☐ Yes                 ☐ No
3.	If you answered “yes” to Item V(1), provide the names and business addresses of the City officials or employees having such interest and identify the nature of such interest:

Name	Business Address	Nature of Interest

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4. The Undersigned further certifies that no prohibited financial interest in the Matter will be acquired by any City official or employee.
VI. CERTIFICATION REGARDING SLAVERY ERA BUSINESS
The Undersigned has searched any and all records of the Undersigned and any and all predecessor entities for records of investments or profits from slavery, the slave industry, or slaveholder insurance policies from the slavery era (including insurance policies issued to slaveholders that provided coverage for damage to or injury or death of their slaves) and has disclosed in this EDS any and all such records to the City. In addition, the Undersigned must disclose the names of any and all slaves or slaveholders described in those records. Failure to comply with these disclosure requirements may make the Matter to which this EDS pertains voidable by the City.
Please check either (1) or (2) below. If the Undersigned checks (2), the Undersigned must disclose below or in an attachment to this EDS all requisite information as set forth in that paragraph (2).
___1. The Undersigned verifies that (a) the Undersigned has searched any and all records of the Undersigned and any and all predecessor entities for records of investments or profits from slavery, the slave industry, or slaveholder insurance policies, and (b) the Undersigned has found no records of investments or profits from slavery, the slave industry, or slaveholder insurance policies and no records of names of any slaves or slaveholders.
___2. The Undersigned verifies that, as a result of conducting the search in step (1)(a) above, the Undersigned has found records relating to investments or profits from slavery, the slave industry, or slaveholder insurance policies and/or the names of any slaves or slaveholders. The Undersigned verifies that the following constitutes full disclosure of all such records:

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SECTION FIVE: CERTIFICATIONS FOR FEDERALLY-FUNDED MATTERS
I. CERTIFICATION REGARDING LOBBYING
A. List below the names of all individuals registered under the federal Lobbying Disclosure Act of 1995 who have made lobbying contacts on behalf of the Undersigned with respect to the Matter: [Begin list here, add sheets as necessary]:

[If no explanation appears or begins on the lines above, or if the letters “NA” or if the word “None” appear, it will be conclusively presumed that the Undersigned means that NO individuals registered under the Lobbying Disclosure Act of 1995 have made lobbying contacts on behalf of the Undersigned with respect to the Matter.]
B. The Undersigned has not spent and will not expend any federally appropriated funds to pay any individual listed in Paragraph (A) above for his or her lobbying activities or to pay any individual to influence or attempt to influence an officer or employee of any agency, as defined by applicable federal law, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress, in connection with the award of any federally funded contract, making any federally funded grant or loan, entering into any cooperative agreement, or to extend, continue, renew, amend, or modify any federally funded contract, grant, loan, or cooperative agreement.
C. The Undersigned will submit an updated certification at the end of each calendar quarter in which there occurs any event that materially affects the accuracy of the statements and information set forth in paragraphs I(A) and I(B) above.
If the Matter is federally funded and any funds other than federally appropriated funds have been or will be paid to any individual for influencing or attempting to influence an officer or employee of any agency (as defined by applicable federal law), a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the Matter, the Undersigned must complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions. The form may be obtained online from the federal Office of Management and Budget (OMB) web site at http://www.whitehouse.gov/omb/grants/sflllin.pdf, linked on the page http://www.whitehouse.gov/omb/grants/grants_forms.html.

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D. The Undersigned certifies that either (i) it is not an organization described in section 501(c)(4) of the Internal Revenue Code of 1986; or (ii) it is an organization described in section 501(c)(4) of the Internal Revenue Code of 1986 but has not engaged and will not engage in “Lobbying Activities”.
E. If the Undersigned is the Applicant, the Undersigned must obtain certifications equal in form and substance to paragraphs I(A) through I(D) above from all subcontractors before it awards any subcontract and the Undersigned must maintain all such subcontractors’ certifications for the duration of the Matter and must make such certifications promptly available to the City upon request.
II. CERTIFICATION REGARDING NONSEGREGATED FACILITIES
A. If the Undersigned is the Applicant, the Undersigned does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained.
     “Segregated facilities,” as used in this provision, means any waiting rooms, work areas, restrooms, washrooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of habit, local or employee custom, or otherwise.
However, separated or single-user restrooms and necessary dressing or sleeping areas must be provided to assure privacy between the sexes.
B. If the Undersigned is the Applicant and the Matter is federally funded, the Undersigned will, before the award of subcontracts (if any), obtain identical certifications from proposed subcontractors under which the subcontractor will be subject to the Equal Opportunity Clause. Contracts and subcontracts exceeding $10,000, or having an aggregate value exceeding $10,000 in any 12-month period, are generally subject to the Equal Opportunity Clause. See 41 CFR Part 60 for further information regarding the Equal Opportunity Clause. The Undersigned must retain the certifications required by this paragraph (B) for the duration of the contract (if any) and must make such certifications promptly available to the City upon request.

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C. If the Undersigned is the Applicant and the Matter is federally funded, the Applicant will forward the notice set forth below to proposed subcontractors:
NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENTS FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES
Subcontractors must submit to the Contractor a Certification of Nonsegregated Facilities before the award of any subcontract under which the subcontractor will be subject to the federal Equal Opportunity Clause. The subcontractor may submit such certifications either for each subcontract or for all subcontracts during a period (e.g., quarterly, semiannually, or annually).
III. CERTIFICATION REGARDING EQUAL EMPLOYMENT OPPORTUNITY
Federal regulations require prospective contractors for federally funded Matters (e.g., the Applicant) and proposed subcontractors to submit the following information with their bids or in writing at the outset of negotiations. (NOTE: This Part III is to be completed only if the Undersigned is the Applicant.)
A.	Have you developed and do you have on file affirmative action programs pursuant to applicable federal regulations? (See 41 CFR Part 60-2.)
☐ Yes            ☐ No           ☐ N/A
B.	Have you participated in any previous contracts or subcontracts subject to the equal opportunity clause?
☐ Yes            ☐ No           ☐ N/A
C.	Have you filed with the Joint Reporting Committee, the Director of the Office of Federal Contract Compliance Programs, or the Equal Employment Opportunity Commission all reports due under the applicable filing requirements?
☐ Yes            ☐ No           ☐ N/A
SECTION SIX: NOTICE AND ACKNOWLEDGMENT REGARDING CITY GOVERNMENTAL ETHICS AND CAMPAIGN FINANCE ORDINANCES
The City’s Governmental Ethics and Campaign Financing Ordinances, Chapters 2-156 and 2-164 of the Municipal Code, impose certain duties and obligations on individuals or entities seeking City contracts, work, business, or transactions. The Board of Ethics has developed an ethics training program for such individuals and entities. The full text of these ordinances and the training program is available on line at www.cityofchicago.org/Ethics/, and may also be obtained from the City’s Board of Ethics, 740 N. Sedgwick St., Suite 500, Chicago, IL 60610, (312) 744-9660. The following is descriptive only and does not purport to cover every

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aspect of Chapters 2-156 and 2-164 of the Municipal Code. The Undersigned must comply fully with the applicable ordinances.
☐	BY CHECKING THIS BOX THEUNDERSIGNED acknowledges that the Undersigned understands that the City’s Governmental Ethics and Campaign Financing Ordinances, among other things:

1)	Provide that any contract negotiated, entered into or performed in violation of the City’s ethics laws can be voided by the City.

2)	Limit the gifts and favors any individual or entity can give, or offer to give, to any City official, employee, contractor or candidate for elected City office or the spouse or minor child of any of them, including:
a.	any cash gift or any anonymous gift; and

b.	any gift based on a mutual understanding that the City official’s or employee’s or City contractor’s actions or decisions will be influenced in any way by the gift.
3)	Prohibit any City elected official or City employee from having a financial interest, directly or indirectly, in any contract, work, transaction or business of the City, if that interest has a cost or present value of $5,000 or more, or if that interest entitles the owner to receive more than $2,500 per year.

4)	Prohibit any appointed City official from engaging in any contract, work, transaction or business of the City, unless the matter is wholly unrelated to the appointed official’s duties or responsibilities.

5)	Provide that City employees and officials, or their spouses or minor children, cannot receive compensation or anything of value in return for advice or assistance on matters concerning the operation or business of the City, unless their services are wholly unrelated to their City duties and responsibilities.

6)	Provide that former City employees and officials cannot, for a period of one year after their City employment ceases, assist or represent another on any matter involving the City if, while with the City, they were personally and substantially involved in the same matter.

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7)	Provide that former City employees and officials cannot ever assist or represent another on a City contract if, while with the City, they were personally involved in or directly supervised the formulation, negotiation or execution of that contract.
SECTION SEVEN: CONTRACT INCORPORATION, COMPLIANCE, PENALTIES, DISCLOSURE
The Undersigned understands and agrees that:
A. The certifications, disclosures, and acknowledgments contained in this EDS will become part of any contract or other agreement between the Applicant and the City in connection with the Matter, whether procurement, City assistance, or other City action, and are material inducements to the City’s execution of any contract or taking other action with respect to the Matter. The Undersigned understands that it must comply with all statutes, ordinances, and regulations on which this EDS is based.
B. If the City determines that any information provided in this EDS is false, incomplete or inaccurate, any contract or other agreement in connection with which it is submitted may be rescinded or be void or voidable, and the City may pursue any remedies under the contract or agreement (if not rescinded, void or voidable), at law, or in equity, including terminating the Undersigned’s participation in the Matter and/or declining to allow the Undersigned to participate in other transactions with the City.
C. Some or all of the information provided on this EDS and any attachments to this EDS may be made available to the public on the Internet, in response to a Freedom of Information Act request, or otherwise. By completing and signing this EDS, the Undersigned waives and releases any possible rights or claims which it may have against the City in connection with the public release of information contained in this EDS and also authorizes the City to verify the accuracy of any information submitted in this EDS.
D. The Undersigned has not withheld or reserved any disclosures as to economic interests in the Undersigned, or as to the Matter, or any information, data or plan as to the intended use or purpose for which the Applicant seeks City Council or other City agency action.
E. The information provided in this EDS must be kept current. In the event of changes, the Undersigned must supplement this EDS up to the time the City takes action on the Matter.

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CERTIFICATION
Under penalty of perjury, the person signing below: (1) warrants that he/she is authorized to execute this EDS on behalf of the Undersigned, and (2) warrants that all certifications and statements contained in this EDS are true, accurate and complete as of the date furnished to the City.

Date:

(Print or type name of individual or legal entity submitting this EDS)

By:

(sign here)

Print or type name of signatory:

Title of signatory:

Subscribed to before me on [date]                                         , at                                          County,                                         [state].
                                                                                 Notary Public.
Commission expires:                                                            .

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(DO NOT SUBMIT THIS PAGE WITH YOUR EDS. The purpose of this page is for you to recertify your EDS prior to submission to City Council or on the date of closing. If unable to recertify truthfully, the Undersigned must complete a new EDS with correct or corrected information)
RECERTIFICATION
Generally, for use with City Council matters. Not for City procurements unless requested.
This recertification is being submitted in connection with                                                              [identify the Matter]. Under penalty of perjury, the person signing below: (1) warrants that he/she is authorized to execute this EDS recertification on behalf of the Undersigned, (2) warrants that all certifications and statements contained in the Undersigned’s original EDS are true, accurate and complete as of the date furnished to the City and continue to be true, accurate and complete as of the date of this recertification, and (3) reaffirms its acknowledgments.

Date:

(Print or type name of individual or legal entity submitting this recertification)

By:

(sign here)

Print or type name of signatory:

Title of signatory:

Subscribed to before me on [date]                                         , at                                          County,                                          [state].
                                                                                 Notary Public.
Commission expires:                                                            .

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